Exhibit 5.1

                                September 22, 1998

MERIT Securities Corporation
10900 Nuckols Road
Glen Allen, Virginia 23060

Dear Sirs:

         We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Company"), in connection with the Company's registration of $1,000,000,000 in principal amount of Collateralized Bonds (the "Bonds") on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended. In that capacity, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, the records of corporate proceedings of the Company, the form of indenture (the "Indenture") between the Company and Chase Bank of Texas National Association (formerly
Texas Commerce Bank National Association), as Trustee, and such other documents as we have deemed necessary for the purposes of this opinion.

         On the basis of the foregoing, we are of opinion as follows:

         1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Virginia.

         2. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Bonds will have been duly authorized by the Company and will constitute valid and binding obligations of the Company in accordance with and subject to the terms of the Indenture.


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MERIT Securities Corporation
September 22, 1998

Page 2

         We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result.

         This letter and the legal opinions herein are intended for the information solely of the addressee hereof and solely for the purposes of the transactions described herein and are not to be relied upon by any other person or entity, or for any other purpose, or quoted in whole or in part, or otherwise referred to, in any document, for any purpose without the prior written consent of this firm. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

         We hereby consent to the references to our name in the Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                           Very truly yours,

                                                           ARTER & HADDEN LLP